SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



                        Date of Report:  October 11, 1995


                        FEDERATED DEPARTMENT STORES, INC.

                    151 West 34th Street, New York, NY  10001
                                 (212) 695-4400

                                      -and-

                  7 West Seventh Street, Cincinnati,Ohio 45202
                                 (513) 579-7000





     Delaware                        1-13536                        13-3324058
 -------------------------------------------------------------------------------
  (State of Incorporation)       (Commission File No.)         (IRS Id. No.)











                            Exhibit Index on Page 16

Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

                           GENERAL

          On October 11, 1995, a wholly owned subsidiary ("Newco") of Federated Department Stores, Inc. ("Federated") merged with and into Broadway Stores, Inc. ("Broadway") pursuant to an Agreement and Plan of Merger, dated as of August 14, 1995 (the "Merger Agreement"), among Broadway, Federated, and Newco. At the effective time of such merger (the "Merger"), among other things, (i) each then-outstanding share of common stock of Broadway ("Broadway Common Stock") was converted into the right to receive 0.27 shares of common stock of Federated ("Federated Common Stock"), (ii) each then-outstanding share of Series A Preferred Stock of Broadway was converted into the right to receive one one-thousandth of a share of new Series A Preferred Stock of Broadway (as the surviving corporation in the Merger), and (iii) each then-outstanding share of common stock of Newco was converted into 370.44 shares of common stock of Broadway (as the surviving corporation in the Merger). Immediately following the Merger, Federated owned all 37,044 outstanding shares of the common stock of Broadway, which shares, after giving effect to the issuance pursuant to the Merger of shares of new Series A Preferred Stock of Broadway, represented approximately 98.0% of the total combined voting power of the outstanding capital stock of Broadway.

          In connection with the Merger, a wholly owned subsidiary of Federated ("FNC II") purchased from The Prudential Insurance Company of America ("Prudential") certain mortgage indebtedness of Broadway (the "Broadway/Prudential Mortgage Debt") for consideration consisting of a $221.1 million promissory note of FNC II and 6,751,055 shares of Federated Common Stock (subject to possible adjustment based upon the trading prices for Federated Common Stock during the period of 10 trading days following the consummation of the Merger).

          Prior to the Merger, Broadway operated department stores that sold a wide range of merchandise, including women's, men's, and children's apparel, cosmetics, home furnishings, and other consumer goods. The assets of Broadway used in such business prior to the Merger included, among others, interests in real estate and improvements thereon, store fixtures, and equipment. Although Federated anticipates that a number of Broadway's stores will be disposed of, as of the date hereof Federated had not entered into any agreements providing for such dispositions and there can be no assurance that Federated will do so or as to the timing or terms thereof. Federated anticipates that Broadway's retained department stores will be converted into Macy's, Bullock's, or Bloomingdale's stores commencing in 1996.

                         CERTAIN FINANCING TRANSACTIONS

          On September 27, 1995, Federated completed a public offering of $350.0 million aggregate principal amount of 5% Convertible Subordinated Notes due 2003 of Federated (the "New Convertible Notes"). On October 6, 1995, Federated completed a public offering of $400.0 million aggregate principal amount of 8-1/8% Senior Notes due 2002 of Federated (the "New Senior Notes"). The foregoing offerings (collectively, the "Offerings") resulted in combined net proceeds to Federated of approximately $733.9 million, of which (i) approximately $313.4 million was deposited by Federated on October 6, 1995 for application to the prepayment and redemption of the entire $307.4 million outstanding principal amount of the Senior Convertible Discount Notes due 2004 of Federated (the "Federated Convertible Notes") together with accrued and unpaid interest thereon, (ii) up to approximately $147.6 million is expected to be used to fund the aggregate purchase price for such of the 6-1/4% Convertible Senior Subordinated Notes due 2000 of Broadway (the "Broadway Convertible Notes") that Broadway may be required to purchase pursuant to a mandatory offer to repurchase all of the Broadway Convertible Notes, and (iii) the remainder, together with other funds available to Federated, is expected to be used to pay certain costs and expenses associated with the Merger and the conversion of certain of Broadway's stores into Macy's, Bullock's, and Bloomingdale's stores (including costs and expenses associated with the remodelling of such stores in connection with such conversions). Prior to the full application thereof as described above, the net proceeds of the Offerings are expected to be used by Federated to temporarily reduce revolving credit borrowings.



                                 CAPITALIZATION

          The following table sets forth (i) the capitalization of each of Federated and Broadway as of July 29, 1995 and (ii) the pro forma capitalization of Federated as of that date, giving effect to (a) the consummation of the Merger, (b) the purchase by FNC II of the Broadway/Prudential Mortgage Debt for consideration assumed to consist of a $221,149,531 promissory note of FNC II and 7,207,207 shares of Federated Common Stock, and (c) the consummation of the Offerings and the application of the net proceeds thereof to prepay and redeem the entire outstanding principal amount of the Federated Convertible Notes, to repurchase the entire outstanding principal amount of the Broadway Convertible Notes, and to temporarily reduce revolving credit borrowings (see "Certain Financing Transactions") as if such transactions had been consummated as of such date.

          The pro forma information set forth below is presented for illustrative purposes only and is not necessarily indicative of what Federated's actual consolidated capitalization would have been had the foregoing transactions been consummated on July 29, 1995, nor does it give effect to (a) any transactions other than the foregoing transactions and those discussed in the Notes to Unaudited Pro Forma Financial Information contained herein or (b) Federated's or Broadway's respective results of operations since July 29, 1995. Accordingly, the pro forma information set forth below does not purport to be indicative of Federated's consolidated capitalization as of the date hereof or as of any future date.

          The following table should be read in conjunction with the historical financial statements of Federated and Broadway, the unaudited pro forma financial information and the related notes, and the other information contained herein.


                                          PRO FORMA CAPITALIZATION
                                                July 29, 1995
                                                 (unaudited)
                                               (in thousands)

                                                                        Historical
                                                                ----------------------
                                                                Federated    Broadway    Pro Forma
                                                          ---------------   ---------    ---------

 Short-term debt:
 ----------------
    Bank credit facility   . . . . . . . . . . . . . . . .  $    200,000   $   ----        $   ----
   -------------------------------------------------------  -------------  ----------      --------
    Working capital facility   . . . . . . . . . . . . . .        ----        51,676         ----
   -------------------------------------------------------    -----------     ------      ---------
    Current portion of long-term debt  . . . . . . . . . .        59,988       6,750         66,738
   -------------------------------------------------------    ----------   ---------      ---------
       Total short-term debt  . . . . . . . . . . . . . .        259,988      58,426         66,738
                                                              ----------   ---------      ---------

 Long-term debt:
    Bank credit facility   . . . . . . . . . . . . . . . .     1,700,000      ----        1,673,534
    Receivables backed certificates  . . . . . . . . . . .     1,654,052      ----        1,654,052
    Receivable based financing   . . . . . . . . . . . . .        ----       503,584        503,584
    Mortgages    . . . . . . . . . . . . . . . . . . . . .       416,844     521,384        517,078
    FNC note   . . . . . . . . . . . . . . . . . . . . . .        ----        ----          221,150
    Senior notes   . . . . . . . . . . . . . . . . . . . .       450,000      ----          450,000
    Federated Convertible Notes    . . . . . . . . . . . .       307,383      ----            ----
    Broadway Convertible Notes (a)   . . . . . . . . . . .        ----       143,750         ----
    New Senior Notes   . . . . . . . . . . . . . . . . . .        ----        ----          400,000
    New Convertible Notes  . . . . . . . . . . . . . . . .        ----        ----          350,000
    Tax notes  . . . . . . . . . . . . . . . . . . . . . .       174,749      ----          174,749
    Note monetization facility (b)   . . . . . . . . . . .       352,000      ----          352,000
    Capitalized leases   . . . . . . . . . . . . . . . . .        65,633      39,930        105,563
    Other    . . . . . . . . . . . . . . . . . . . . . . .           784      ----              784
                                                                --------   ---------     ----------
        Total long-term debt   . . . . . . . . . . . . . .     5,121,445   1,208,648      6,402,494
                                                              ----------  ----------      ---------
           Total debt  . . . . . . . . . . . . . . . . . .     5,381,433   1,267,074      6,469,232
                                                              ----------  ----------      ---------

 Shareholders' equity:
    Common stock outstanding   . . . . . . . . . . . . . .         2,126         470          2,235
    Preferred stock outstanding    . . . . . . . . . . . .          ----           8           ----
    Additional paid-in capital   . . . . . . . . . . . . .     3,712,681     502,545      4,264,709
    Retained earnings (deficit)    . . . . . . . . . . . .       369,948   (197,610)        369,948
    Treasury stock   . . . . . . . . . . . . . . . . . . .     (560,436)       ---        (560,436)
                                                              ----------    --------     ----------
        Total shareholders' equity   . . . . . . . . . . .     3,524,319    305,413       4,076,546
                                                              ----------    ---------     ---------
           Total capitalization  . . . . . . . . . . . . .    $8,905,752  $1,572,487    $10,545,778
                                                              ==========  ==========    ===========

 Ratio of total debt to total capitalization
    (excluding note monetization facility)   . . . . . . .       58.80%       80.58%         60.01%
                                                              =========      =======        =======

 -------------------
(a) Following the consummation of the Merger, Broadway will be required to offer to purchase all of the outstanding Broadway Convertible Notes at a price equal to the principal amount thereof plus accrued interest.

(b) The note monetization facility represents debt of a trust of which Federated is the beneficiary. The repayment of such debt is nonrecourse to Federated and its assets (other than its interests in such trust).

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial statements of Federated give effect to (i) the consummation of the Merger, (ii) the purchase by FNC II of the Broadway/Prudential Mortgage Debt for consideration assumed to consist of a $221,149,531 promissory note of FNC II and 7,207,207 shares of Federated Common Stock (the "Debt Purchase"), and (iii) the consummation of the Offerings and the application of the net proceeds thereof to prepay and redeem the entire outstanding principal amount of the Federated Convertible Notes, to repurchase the entire outstanding principal amount of the Broadway Convertible Notes, and to temporarily reduce revolving credit borrowings (see "Certain Financing Transactions"), in each case as if the foregoing transactions had been consummated on July 29, 1995, in the case of the Unaudited Pro Forma Balance Sheet at July 29, 1995, and on January 30, 1994, in the case of the Unaudited Pro Forma Statements of Operations for the 26 weeks ended July 29, 1995 and the 52 weeks ended January 28, 1995. Because Federated's acquisition of R.H. Macy & Co., Inc. ("Macy's") on December 19, 1994 was accounted for under the purchase method of accounting, Federated's historical statements of operations give effect to the results of operations of the Macy's business only from and after such date. The Unaudited Pro Forma Statement of Operations for the 52 weeks ended January 28, 1995 gives effect to Federated's acquisition of Macy's as if such acquisition had been consummated on January 30, 1994 rather than on December 19, 1994.

    The following unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what Federated's actual financial position or results of operations would have been had the foregoing transactions, including the acquisition of Macy's, been consummated on such dates, nor does it give effect to (a) any transactions other than those discussed above or in the accompanying Notes to Unaudited Pro Forma Financial Information, (b) Federated's or Broadway's results of operations since July 29, 1995, (c) the synergies, cost savings, and one-time charges expected to result from the Merger and from the acquisition of Macy's, or (d) the effects of sales of stores which may occur subsequent to the Merger. Accordingly, the pro forma financial information does not purport to be indicative of Federated's financial position or results of operations as of the date hereof or for any period ended on the date hereof or as of or for any other future date or period.

    The following unaudited pro forma financial information is based in part on the historical financial statements of Federated and Broadway (and, with respect to the 52-weeks ended January 28, 1995, certain financial data of Macy's) and should be read in conjunction with such historical financial statements, the related notes, and the other information contained herein or in the exhibits hereto. Certain historical financial statements of Broadway and Macy's are filed as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference. Certain items derived from Broadway's historical financial statements have been reclassified to conform to the pro forma presentation.

    In the preparation of the following unaudited pro forma financial information, it has been generally assumed that the historical book value of Broadway's assets approximates the fair value thereof, as an independent valuation has not been completed. Federated will be required to determine the fair value of the assets of Broadway (including intangible assets) as of the date of the Merger. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma financial information, there can be no assurance with respect thereto.

    The retail business is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the months of November and December than in other periods. Because of this seasonality and other factors, results of operations for an interim period are not necessarily indicative of results of operations for an entire fiscal year.








                              UNAUDITED PRO FORMA BALANCE SHEET
                                          July 29, 1995
                                          (in thousands)


                                                      Historical                 Pro Forma Adjustments
                                                      ----------                 ---------------------
                                                 Federated    Broadway           Debit          Credit           Pro Forma
                                                 ---------    --------           -----          ------           ---------
 ASSETS:
   Current Assets:
     Cash  . . . . . . . . . . . . . . .  $     238,173     $    15,901     $                $     8,000 (b)   $   246,074


     Accounts receivable   . . . . . . .      2,157,512         559,939                                          2,717,451
     Merchandise inventories   . . . . .      2,694,564         390,825                           12,313 (b)     3,054,164
                                                                                                  18,912 (b)


     Supplies and prepaid expenses . . .        107,509          25,418                           15,800 (b)       117,127
     Deferred income taxes   . . . . . .        198,123                                                            198,123
                                            -----------     -----------                                        -----------
         Total Current Assets  . . . . .      5,395,881         992,083                                          6,332,939
   Property and Equipment - net  . . . .      5,261,698         885,002                                          6,146,700
   Intangible Assets - net   . . . . . .      1,027,033         ------          123,831 (b)                      1,150,864
   Notes Receivable  . . . . . . . . . .        407,276         ------                                             407,276
   Other Assets  . . . . . . . . . . . .        365,436          34,521          20,725 (a)       20,757 (b)       399,925
                                            -----------     -----------     -----------      -----------       -----------
       Total Assets  . . . . . . . . . .    $12,457,324     $ 1,911,606     $   144,556      $    75,782       $14,437,704
                                            ===========     ===========     ===========      ===========       ===========

LIABILITIES AND SHAREHOLDERS'
EQUITY:
  Current Liabilities:
     Short-term debt  . . . . . . . . . .   $   259,988     $    58,426     $   251,676 (a)                    $    66,738
     Accounts payable and accrued
     liabilities  . . . . . . . . . . . .     2,139,335         220,324                                          2,359,659
     Income taxes   . . . . . . . . . . .        35,729             824                                             36,553
                                            -----------     -----------                                        -----------
      Total Current Liabilities               2,435,052         279,574                                          2,462,950
Long-Term Debt  . . . . . . . . . . . . .     5,121,445       1,208,648         421,150 (c)      221,150 (c)     6,402,494
                                                                                477,599 (a)      750,000 (a)

Deferred Income Taxes   . . . . . . . . .       873,285          14,850                                            888,135
Other Liabilities   . . . . . . . . . . .       503,223         103,121           4,300 (b)        7,718 (b)       607,579
                                                                                  2,183 (b)
Shareholders' Equity  . . . . . . . . . .     3,524,319         305,413         305,413 (b)      352,227 (b)     4,076,546
                                                                                                 200,000 (c)
                                            -----------     -----------     -----------      -----------       -----------

      Total Liabilities and
      Shareholders' Equity  . . . . . . .   $12,457,324     $ 1,911,606     $ 1,462,321      $ 1,531,095       $14,437,704
                                            ===========     ===========     ===========      ===========       ===========

           See accompanying Notes to Unaudited Pro Forma Financial Information.








                               UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                  For the 26 Weeks Ended July 29, 1995
                               (in thousands, except for per share data)



                                                      Historical                 Pro Forma Adjustments
                                                      ----------                 ---------------------
                                                 Federated    Broadway           Debit          Credit           Pro Forma
                                                 ---------    --------           -----          ------           ---------
Net sales, including leased
 department sales  . . . . . . . . . . .    $ 6,035,255     $   884,550       $               $                $ 6,919,805
                                            -----------     -----------                                        -----------
Cost of sales   . . . . . . . . .  . . .      3,686,836         676,550           ----  (a)      103,075 (d)     4,276,111
                                                                                 15,800 (b)
Selling, general and administrative
 expenses   . . . . . . . . . . . . . .       2,137,846         226,247           3,096 (c)                      2,470,264
                                                                                103,075 (d)
Business integration and
 consolidation expenses   . . . . . . .         172,345          ----                                              172,345



Charitable contribution to
 Federated Department Stores
 Foundation   . . . . . . . . . . . . .          25,581           ----                                              25,581
                                            -----------     -----------                                        -----------
Operating income (loss)   . . . . . . .          12,647         (18,247)                                           (24,496)
Interest expense    . . . . . . . . . .        (223,558)        (62,499)          8,198 (e)         28,486 (f)    (261,686)
                                                                                                     4,083
                                                                                                      (g)
Interest income   . . . . . . . . . . .          22,790          ----                                               22,790
                                            -----------     -----------                                        -----------
Loss before income taxes  . . . . . . .        (188,121)        (80,746)                                          (263,392)

Federal, state and local income tax
 benefit    . . . . . . . . . . . . . .          64,196          ----                               29,592 (h)      93,788
                                            -----------     -----------                                        -----------
Net loss  . . . . . . . . . . . . . . .     $  (123,925)    $   (80,746)                                       $  (169,604)
                                            ===========     ===========                                        ===========

                                                  OTHER INCOME STATEMENT DATA

EBITDA (i)  . . . . . . . . . . . . . .     $   441,354      $      425                                        $   425,979
Loss per share of common stock  . . . .          (0.68)          (1.72)                                             (0.84)
Deficiency of earnings to fixed charges         188,807          81,260                                            264,592


         See accompanying Notes to Unaudited Pro Forma Financial Information.

                                                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                      For the 52 Weeks Ended January 28, 1995
                                                     (in thousands, except for per share data)


                                                                Pro Forma Adjustments
                                                                for Macy's Acquisition
                                                              -------------------------


                                                   Historical                                          Historical
                                                   Federated     Debit        Credit      Pro Forma     Broadway
                                                   ---------     -----        ------      ---------    ----------
Net sales, including leased department sales  . .  $8,315,877 $            $5,631,177 (A) $13,947,054  $2,086,804
                                                   ----------                             -----------  ----------
Cost of sales   . . . . . . . . . . . . . . . . .   5,131,363 3,405,824 (A)                 8,537,187   1,560,035

Selling, general and administrative expenses  . .   2,549,122 2,110,615 (A)    22,682 (D)   4,575,351     463,075
                                                                 22,975 (B)    84,679 (E)
Unusual items   . . . . . . . . . . . . . . . . .      85,867   195,719 (A)                   281,586         --
                                                   ----------                             -----------  ----------
Operating income  . . . . . . . . . . . . . . . .     549,525                                 552,930      63,694
Interest expense  . . . . . . . . . . . . . . . .    (262,115)  146,104 (A)                  (465,217)   (100,904)
                                                                 56,998 (C)

Interest income   . . . . . . . . . . . . . . . .      43,874                     255 (A)      44,129         --
                                                   ----------                             -----------  ----------
Income (loss) before earthquake loss,
 reorganization items and income taxes    . . . .     331,284                                 131,842     (37,210)
Earthquake loss   . . . . . . . . . . . . . . . .          --    15,000 (A)                   (15,000)        --
Reorganization items  . . . . . . . . . . . . . .         ---                  50,914 (A)      50,914         --
                                                   ----------                             -----------  ----------
Income (loss) before income taxes   . . . . . . .     331,284                                 167,756     (37,210)
Federal, state and local income tax expense   . .    (143,668)                 31,003 (F)     (86,011)       (150)
                                                                               26,654 (A)
                                                   ----------                             -----------  ----------
Income (loss) from continuing operations  . . . .  $  187,616                             $    81,745  $  (37,360)
                                                   ==========                             ===========  ==========


                                                           OTHER INCOME STATEMENT DATA

EBITDA (i)  . . . . . . . . . . . . . . . . . . .   $ 921,253                             $ 1,303,359  $   95,770

Income (loss) from continuing operations
 per share of common stock    . . . . . . . . . .   $   1.41                              $     0.45   $   (0.80)
Ratio of earnings to fixed charges  . . . . . . .       1.99x                                  1.28x           --
Deficiency of earnings to fixed charges . . . . .          --                                     --       40,022


                                                    Pro Forma Adjustments for
                                                       the Merger, the Debt
                                                       --------------------
                                                     Purchase and the Offering
                                                     -------------------------

                                                        Debit         Credit      Pro Forma
                                                        -----         ------      ---------
Net sales, including leased department sales  . .     $             $             $16,033,858
                                                                                  -----------
Cost of sales   . . . . . . . . . . . . . . . . .          295 (a)    201,242 (d)   9,896,275
                                                            -- (b)
Selling, general and administrative expenses  . .        6,192 (c)                  5,245,860
                                                       201,242 (d)
Unusual items   . . . . . . . . . . . . . . . . .                                     281,586
                                                                                  -----------
Operating income  . . . . . . . . . . . . . . . .                                     610,137
Interest expense  . . . . . . . . . . . . . . . .       15,626 (e)     54,253 (f)    (535,621)
                                                         8,127 (g)

Interest income   . . . . . . . . . . . . . . . .                                      44,129
                                                                                  -----------
Income (loss) before earthquake loss,
 reorganization items and income taxes    . . . .                                     118,645
Earthquake loss   . . . . . . . . . . . . . . . .                                   (15,000)
Reorganization items  . . . . . . . . . . . . . .                                      50,914
                                                                                  -----------
Income (loss) before income taxes   . . . . . . .                                     154,559
Federal, state and local income tax expense   . .                       2,722 (h)     (83,439)

                                                                                  -----------
Income (loss) from continuing operations  . . . .                                 $    71,120
                                                                                  ===========


                                                   OTHER INCOME STATEMENT DATA


EBITDA (i)  . . . . . . . . . . . . . . . . . . .                                 $ 1,398,834

Income (loss) from continuing operations
 per share of common stock    . . . . . . . . . .                                   $    0.35
Ratio of earnings to fixed charges  . . . . . . .                                        1.22x
Deficiency of earnings to fixed charges . . . . .                                          --

       See accompanying Notes to Unaudited Pro Forma Financial Information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


Note 1.  Unaudited Pro Forma Balance Sheet Adjustments

(a) To record the receipt of net proceeds of the Offerings in the amount of $733.9 million and the application of $307.4 million of such proceeds to prepay and redeem the entire outstanding principal amount of the Federated Convertible Notes and the application of $143.8 million of such proceeds to repurchase the entire outstanding principal amount of the Broadway Convertible Notes.

(b) To record: (i) the Merger, which will be accounted for under the purchase method of accounting, and the assumed issuance of 12,692,852 shares of Common Stock at an assumed per share price of $27.75 (which was the closing price of such shares on the NYSE on October 10, 1995); (ii) adjustments to reflect the net assets acquired at fair value; and (iii) the excess of cost over net assets acquired, all as set forth below:

                              Debit      Credit                 Description
                              -----      ------                 -----------
                               (in thousands)

Cash  . . . . . . . . . .   $            $  8,000  Payment of transaction costs
Merchandise inventories .                  12,313  Elimination of Broadway's last-in,
                                                   first-out ("LIFO") adjustment
                                           18,912  Elimination of indirect costs
                                                   capitalized in Broadway's inventory
Supplies and prepaid
 expenses   . . . . . . .                  15,800  Elimination of deferred expenses of
                                                   Broadway
Intangible assets - net .     123,831              To record excess of cost over net
                                                   assets
Other assets  . . . . . .                  20,757  Elimination of deferred financing
                                                   costs of Broadway
Other liabilities . . . .                   7,718  Adjustment to fair value of
                                                   Broadway's pension liability
                                4,300              Adjustment to fair value of
                                                   Broadway's other postretirement
                                                   benefits liabilities
                                2,183              Elimination of Broadway's rent
                                                   abatement reserve
Shareholders' equity  . .     305,413              Elimination of Broadway's
                                                   shareholders' equity
                                          352,227  Issuance of equity pursuant to the
                             --------    --------
                                                   Merger
                             $435,727    $435,727
                             ========    ========


(c) To record the purchase by FNC II of the Broadway/Prudential Mortgage Debt for consideration assumed to consist of a $221,149,531 promissory note of FNC II and 7,207,207 shares of Federated Common Stock. The actual aggregate number of shares of Federated Common Stock issuable to Prudential will be determined with reference to actual market prices for shares of Federated Common Stock (which market prices may be higher or lower than the $27.75 per share price assumed for purposes of the pro forma information) during the period of 10 trading days following the consummation of the Merger.

Note 2. Unaudited Pro Forma Statements of Operations for the 26 Weeks Ended July 29, 1995 and the 52 Weeks Ended January 28, 1995--Adjustments for the Merger, the Debt Purchase, and the Offerings.

(a) To adjust Broadway's cost of sales to eliminate the effects of the capitalization of inventory costs which will be expensed subsequent to the Merger.

(b) To adjust Broadway's cost of sales to eliminate the effects of deferred expenses written off in connection with the Merger.

(c) To record amortization of estimated excess of cost over net assets acquired over an assumed 20-year period.

(d) To reclassify buying and occupancy costs as selling, general, and administrative expenses consistent with Federated's accounting policies.

(e) To record interest expense on the promissory note issued by FNC II in connection with the purchase of the Broadway/Prudential Mortgage Debt at assumed rates per annum of 7.41% for the 26 weeks ended July 29, 1995 and 7.07% for the 52 weeks ended January 28, 1995.

(f) To reverse historical interest expense on the Broadway/Prudential Mortgage Debt purchased by FNC II and to reverse amortization of deferred financing costs.

(g) To record interest expense on the New Convertible Notes and the New Senior Notes at interest rates per annum of 5.000% and 8.125% respectively, to reverse historical expense interest at the blended rate of 9.35% per annum for the 26 weeks ended July 29, 1995 and 6.00% per annum for the 52 weeks ended January 28, 1995 on the Federated Convertible Notes, to reverse historical interest expense at the rate of 6.25% per annum on the Broadway Convertible Notes, and reduce interest expense on revolving credit borrowings.

(h) To adjust income tax expense (benefit) based upon an assumed composite (federal, state, and local) income tax rate of 41%.

(i) EBITDA is defined for purposes of the pro forma information as earnings before interest, taxes, depreciation, amortization, and unusual items. EBITDA does not represent and should not be considered as an alternative to net income or cash flow as determined by generally accepted accounting principles.


Note 3. Unaudited Pro Forma Statement of Operations for the 52 Weeks Ended January 28, 1995-- Adjustments for the Macy's Acquisition

(A) To record historical results of Macy's prior to December 19, 1994.

(B) To record amortization of excess of cost over net assets acquired over a 20-year period and the fair value of Macy's trade names over a 40-year period.

(C) To record interest expense on the indebtedness incurred in connection with the acquisition of Macy's and to reverse historical interest expense on certain indebtedness of Macy's and Federated.

(D) To reverse amortization of deferred expense items eliminated in connection with the acquisition of Macy's.

(E) To adjust depreciation of Macy's property and equipment to amounts based on fair market value.

(F) To adjust income tax expense (benefit) based upon an assumed composite (federal, state, and local) income tax rate of 40%.

(G) Although no adjustments have been recorded in the Unaudited Pro Forma Statements of Operations, it is estimated that Federated will have incurred expenses in connection with the consolidation of Federated's and Macy's operations of approximately $270.0 million in the 52 weeks subsequent to the acquisition of Macy's (of which approximately $190.0 million had been expensed through July 29, 1995).

Item 7.   Financial Statements, Pro Forma Financial
          -----------------------------------------
          Information and Exhibits.
          -------------------------

  (a) The historical financial statements of Broadway filed as Exhibit 99.1 hereto are incorporated herein by this reference.

  (b) The pro forma financial information required by Item 7(b) of Form 8-K is set in Item 2 of this report under the caption "Unaudited Pro Forma Financial Information."

  (c) The following exhibits are filed herewith:

          2.1 Agreement and Plan of Merger, dated August 14, 1995, among Broadway, Federated, and Newco (incorporated by reference to Exhibit 2.1 to the Proxy Statement/Prospectus included in Federated's Registration Statement on Form S-4 (Registration No. 33-62077))

          10.1 Purchase Agreement, dated August 14, 1995, among Federated, Prudential, and FNC II (incorporated by reference to Exhibit 10.3 to Federated's Quarterly Report on Form 10-Q for the quarter ended July 29, 1995)

          12   Statement re Computation of Ratios

          99.1 (i) Consolidated financial statements of Broadway as of January 28, 1995 and January 29, 1994 and for each of the two fiscal years ended January 28, 1995, the 17-weeks ended January 30, 1993, and the 35-weeks ended October 3, 1992 and (ii) the unaudited consolidated financial statements of Broadway as of July 29, 1995 and for the 26 weeks ended July 29, 1995 (incorporated by reference to Exhibit 99.1 to Federated's Current Report on Form 8-K dated September 21, 1995)

          99.2 (i) Consolidated financial statements of Macy's as of July 30, 1994 and July 31, 1993 and for each of the fiscal years ended July 30, 1994, July 31, 1993, and August 1, 1992 and (ii) the unaudited consolidated financial statements of Macy's as of October 29, 1994 and for the 13 weeks ended October 29, 1994 (incorporated by reference to Exhibit 99.2 to Federated's Current Report on Form 8-K dated September 21, 1995)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              FEDERATED DEPARTMENT STORES, INC.




Date:  October 16, 1995       By: /s/ Dennis J. Broderick
                                 ---------------------------
                                 Dennis J. Broderick
                                 Senior Vice President

                                  EXHIBIT INDEX
                                  -------------


Exhibit
 Number                           Description                               Page
 ------                           -----------                               ----

2.1       Agreement and Plan of Merger, dated
          August 14, 1995, among Broadway, Federated, and Newco (incorporated by reference to Exhibit
          2.1 to the Proxy Statement/Prospectus
          included in Federated's Registration Statement on Form S-4 (Registration No. 33-62077))

10.1 Purchase Agreement, dated August 14, 1995, among Federated, Prudential, and FNC II
          (incorporated by reference to Exhibit 10.3 to Federated's Quarterly Report on Form 10-Q for the quarter ended July 29, 1995)

12        Statement re Computation of Ratios                                 18

99.1      (i) Consolidated financial statements of
          Broadway as of January 28, 1995 and January 29, 1994 and for
          each of the two fiscal years ended January 28, 1995, the 17-
          weeks ended January 30, 1993, and the 35-weeks ended
          October 3, 1992 and (ii) the unaudited consolidated
          financial statements of Broadway as of July 29, 1995 and for the 26 weeks ended July 29, 1995 (incorporated by reference to Exhibit 99.1 to Federated's Current Report on Form 8-K
          dated September 21, 1995)                                         --

99.2      (i) Consolidated financial statements of
          Macy's as of July 30, 1994 and July 31, 1993 and for each of the fiscal years ended July 30, 1994, July 31, 1993, and
          August 1, 1992 and (ii) the unaudited consolidated financial statements of Macy's as of October 29, 1994 and for the 13 weeks ended October 29, 1994 (incorporated by reference to
          Exhibit 99.2 to Federated's Current Report on Form 8-K dated
          September 21, 1995)                                               --